Exhibit 10.7

________________________________ (________)
________________________________
________________________________
________________________________
Telephone:  (_____) _______________
Facsimile: (_____) ________________

Attorneys for Tonaquint, Inc.

IN THE THIRD JUDICIAL DISTRICT COURT
IN AND FOR SALT LAKE COUNTY, STATE OF UTAH

TONAQUINT, INC., a Utah corporation, Plaintiff, vs. HELIX WIND, INC., a Nevada corporation, Defendant.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	JUDGMENT BY CONFESSION Case No. Judge

Pursuant to Rule 58A(f) of the Utah Rules of Civil Procedure and the affidavit of counsel for Tonaquint, Inc., a Utah corporation, its successors or assigns (“Plaintiff”), the Court hereby enters judgment against Helix Wind, Inc., a Nevada corporation (“Defendant”), as follows:
1.           Defendant failed to comply with the terms of that certain Guaranty dated September __ 2011, made by Defendant in favor of Plaintiff attached hereto as Exhibit A (the “Guaranty”), in that Defendant failed to make a required payment or payments thereunder.

2.           By virtue of Defendant’s default and violation of the Guaranty, judgment in favor of Plaintiff is hereby entered against Defendant in the amount of $__________, plus costs (including attorney’s fees) and accrued and unpaid interest, less any payments previously made by Defendant, which net amount is $________________ (the “Judgment Amount”).
3.           Interest shall accrue on the Judgment Amount at the rate of eighteen percent (18%) per annum until all amounts due under the terms of this Judgment by Confession are paid to Plaintiff.
4.           It is agreed that this Judgment by Confession shall not be filed or recorded by Plaintiff unless and until Defendant fails to pay amounts due, when due, under the Guaranty.
DATED this ____day of ___________, 20___.

BY THE COURT

___________________________________
Third Judicial District Court Judge

CONSENT TO ENTRY OF JUDGMENT BY CONFESSION

__________________ COUNTY	)
) ss.
STATE OF __________________	)

Defendant, Helix Wind, Inc., a Nevada corporation (“Defendant”), hereby knowingly and voluntarily waives service of process and consents to the entry of this Judgment by Confession at the request of counsel for Tonaquint, Inc., a Utah corporation, its successors or assigns (“Tonaquint”), if Defendant fails to pay amounts due, when due, under the Guaranty made by Defendant in favor of Tonaquint and dated of even date herewith (the “Guaranty”) occurs.  The Judgment Amount (as defined in the Judgment by Confession) shall be all unpaid amounts accrued and owing under the Guaranty at the time the Judgment by Confession is filed.  Tonaquint agrees it will not file the Judgment by Confession unless and until Defendant fails to pay amounts due, when due, under the Guaranty; provided, however, that upon such failure, Tonaquint shall be entitled to immediately file such Judgment by Confession in ex parte fashion.  Counsel to Tonaquint shall provide the Court with an affidavit stating that Defendant has failed to abide by and satisfy the terms of the Guaranty and stating the Judgment Amount.

HELIX WIND, INC.

By: ___________________________________                                                                                     Dated:
Name:  ________________________________
Title: _________________________________

Subscribed and sworn to before me by ________________ on this ___ day of September 2011.

____________________________________ Notary Public

EXHIBIT A

GUARANTY